 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-270886
Prospectus Supplement
(to Prospectus dated April 7, 2023)
66,666,666 Shares of Common Stock
Warrants to Purchase 66,666,666 Shares of Common Stock
66,666,666 Shares of Common Stock Underlying the Warrants
We are offering to certain investors pursuant to this prospectus supplement and the accompanying prospectus 66,666,666 shares of our common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $0.15 per share (the “Purchase Price”) together with warrants to purchase 66,666,666 shares of our Common Stock (the “Warrants”), which will be exercisable at the Purchase Price. The shares of Common Stock and the Warrants will be separately issued, but the shares of Common Stock and Warrants will be issued to purchasers in the ratio of one-to-one. The Warrants (and the shares issuable from time to time upon exercise of the Warrants) will be exercisable immediately and will expire five years from the date of issuance.
We are also offering the shares of Common Stock that are issuable from time to time upon exercise of the Warrants.
There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
These securities are being sold in this offering to certain purchasers under a securities purchase agreement dated January 22, 2024, between us and such purchasers.
Our Common Stock is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “NUTX.” The last reported sale price of our Common Stock on Nasdaq on January 19, 2024, was $0.1940 per share.
We have engaged Maxim Group LLC (the “placement agent” or “Maxim”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable “best efforts” to arrange for the sale of the securities offered this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering and is not required to arrange for the purchase or sale of any specific number of securities or dollar amount of such securities.
Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-8 of this prospectus supplement and in the related sections in the accompanying prospectus and in the documents incorporated herein by reference.
	Per Share and accompanying Warrant	Total
Public Offering Price	$0.15	$10,000,000
Placement Agent Fees(1)	$.0105	$700,000
Proceeds, Before Expenses, to Us	$.1395	$9,300,000

(1)
Represents a cash fee of 7.0% of the aggregate purchase price paid by investors in this offering. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for a description of the compensation to be received by the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the shares of Common Stock offered hereby is expected to be made on or about January 25, 2024, subject to satisfaction of customary closing conditions.
Sole Placement Agent
Maxim Group LLC
The date of this prospectus supplement is January 22, 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-270886) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”), on March 28, 2023, and which became effective on April 7, 2023.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of an offering of shares of our Common Stock and Warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in a document incorporated by reference is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.
We have not, and the placement agent has not, authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Nutex,” and “Nutex Health” refer to the consolidated operations of Nutex Health Inc., a Delaware corporation, and its consolidated subsidiaries.
Nutex Health Inc., the Nutex Health logo, and other trademarks or service marks of Nutex Health appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are the property of Nutex Health Inc. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include statistical and other industry and market data that we obtained from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by us and third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. The industry in which we operate is subject to a high degree of uncertainty and risks due to various factors, including those described in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should read the entire prospectus supplement and accompanying prospectus carefully, including the sections entitled “Risk Factors,” and the information in our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus.
Company Overview
We are a physician-led, healthcare services and operations company with 22 hospital facilities in eight states (hospital division), and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments. The population health management division owns and operates provider networks such as independent physician associations (“IPAs”) and offers a cloud-based proprietary technology platform to IPAs which aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers. We employ approximately 800 full-time employees and partner with over 900 physicians. Our corporate headquarters is based in Houston, Texas. We were incorporated on April 13, 2000 in the state of Delaware.
The hospital division includes our healthcare billing and collections organization and hospital entities. In addition, we have financial and operating relationships with multiple professional entities (the “Physician LLCs”) and real estate entities (the “Real Estate Entities”). The Physician LLCs employ the doctors who work in our hospitals. These entities are consolidated by the Company as VIEs because they do not have significant equity at risk, and we have historically provided support to the Physician LLCs in the event of cash shortages and received the benefit of their cash surpluses.
The Real Estate Entities own the land and hospital buildings which are leased to our hospital entities. The Real Estate Entities have mortgage loans payable to third parties which are collateralized by the land and buildings. We consolidate the Real Estate Entities as VIEs in instances where our hospital entities are guarantors or co-borrowers under their outstanding mortgage loans. Since the second quarter of 2022, we deconsolidated 18 Real Estate Entities after the third-party lenders released our guarantees of associated mortgage loans.
The Company has no direct or indirect ownership interest in the Physician LLCs or Real Estate Entities, so 100% of the equity for these entities is shown as noncontrolling interest in the consolidated balance sheets and statements of operations.
The population health management division includes our management services organizations and a healthcare information technology company providing a cloud-based platform for healthcare organizations.
Sources of revenue.   Our hospital division recognizes net patient service revenue for contracts with patients and in most cases a third-party payor (commercial insurance, workers compensation insurance or, in limited cases, Medicare/Medicaid).
We receive payment for facility services rendered by us from federal agencies, private insurance carriers, and patients. The Physician LLCs receive payment for doctor services from these same sources. On average, greater than 90% of our net patient service revenue are paid by insurers, federal agencies, and other non-patient third parties. The remaining revenues are paid by our patients in the form of copays, deductibles, and self-payment.

The following tables present the allocation of the estimated transaction price with the patient between the primary patient classification of insurance coverage:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Insurance	92%	91%	93%	94%
Self pay	5%	7%	4%	5%
Workers compensation	2%	1%	2%	1%
Medicare/Medicaid	1%	1%	1%	0%
Total	100%	100%	100%	100%
The population health management division recognizes revenue for capitation and management fees for services to IPAs and physician groups and for the licensing, training, and consulting related to our cloud-based proprietary technology. Capitation revenue consists primarily of capitated fees for medical services provided by physician-owned entities we consolidate as VIEs. Capitated arrangements made directly with various managed care providers including HMOs. Capitation revenues are typically prepaid monthly to us based on the number of enrollees selecting us as their healthcare provider. Capitation is a fixed payment amount per patient per unit of time paid in advance for the delivery of health care services, whereby the service providers are generally liable for excess medical costs. We receive management fees that are received based on gross capitation revenues of the IPAs or physician groups we manage.
Our growth plans.   We plan to expand our operations by entering new market areas either through development of new hospitals, formation of new IPAs or by making acquisitions. In 2023, we have opened healthcare facilities in Fort Smith (Arkansas), Alhambra (California), Royce City (Texas), Albuquerque (New Mexico) and Mandeville (Louisiana).
We identify new market areas for hospitals based on the area’s need for access to emergency health services and growth expectations. We identify and partner with local physicians who will operate and manage the new location. When developing new hospitals, we have a turn-key process for location selection, real estate acquisition, design, and development of the facility including staffing, training and operations. We extend our existing comprehensive suite of centralized services to operating hospitals, including executive management, billing, collections, recruiting and marketing.
Recent Developments
Nasdaq Notice
On May 22, 2023, Company received a letter (the “First Nasdaq Bid Price Letter”) from Nasdaq indicating that, for thirty consecutive business days prior to the date of such letter, the bid price for the Common Stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until November 20, 2023, to regain compliance.
In a letter dated November 21, 2023 (the “Second Nasdaq Bid Price Letter”), Nasdaq notified the Company that is has determined that the Company is eligible for an additional 180 calendar day period, or until May 20, 2024, to regain compliance (the “Second Compliance Period”). Nasdaq’s determination was based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. If the Company choses to effect a reverse stock split, it will have to be implemented no later than ten business days prior to the end of the Second Compliance Period.
The Second Nasdaq Bid Price Letter has no immediate effect on the listing or trading of the Common Stock. The Company intends to continue actively monitoring the bid price for its shares of Common Stock between now and the expiration of the Second Compliance Period and will consider all available options to resolve the deficiency including a reverse stock split, if necessary, with every intention to regain compliance with the Minimum Bid Price Requirement.
However, if the Company does not regain compliance by the end of the Second Compliance Period, Nasdaq will notify the Company that its securities would be subject to delisting. In the event of such a notification, the Company may appeal the Nasdaq staff’s determination to delist its securities before the Nasdaq Hearings Panel (the “Panel”). However, there can be no assurance that, in the event of such appeal, the Panel would grant the Company’s request for continued listing.
Corporate Information
Our common stock is listed on Nasdaq under the symbol “NUTX.” Our principal executive office is located at 6030 S. Rice Ave, Suite C, Houston, Texas 77081, and our telephone number is (713) 660-0557. Our website address is https://www.nutexhealth.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus supplement and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.
Where You Can Find More Information
For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

THE OFFERING
The summary below describes the principal terms of this offering of shares of our common stock. See “Description of Capital Stock” in the accompanying base prospectus for a more detailed description of the shares of our common stock being offered.
Common Stock Offered by Us
66,666,666 shares of Common Stock
Warrants Offered by Us
66,666,666 Warrants to purchase shares of Common Stock. Each Warrant will be exercisable for one share of Common Stock at a price of $0.15 per share, which will be exercisable immediately will expire five years after the date of issuance.
Share of Common Stock Outstanding After this Offering(1)
745,232,139 shares of our Common Stock
Offering Price
$0.15 per share of Common Stock
Use of Proceeds
We estimate the net proceeds to us from this offering will be approximately $9 million, after deducting placement agent fees and estimated offering expenses payable by us. We currently expect to use the proceeds that we receive from this offering for working capital purposes, the development of additional hospital facilities and IPAs, capital expenditures and general corporate purposes.
Risk Factors
Investing in our securities involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities

Market for Common Stock
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NUTX.” There is no established trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.
Nasdaq Trading Symbol
“NUTX”

(1)
The number of shares of Common Stock to be outstanding after this offering is based on 678,565,473 shares of Common Stock outstanding as of January 22, 2024, and excludes as of that date:

•
4,137,149 shares of Common Stock issuable by the Company pursuant to outstanding options having an average weighted exercise price of $2.24;

•
20,300,509 shares of Common Stock issuable by the Company upon exercise of outstanding warrants having an average weighted exercise price of $1.16;

•
132,045 shares of Common Stock issuable pursuant to outstanding restricted stock units;

•
11,013,943 shares of Common Stock available for issuance under the Company’s incentive plans;

•
the shares of Common stock issuable upon exercise of the Warrants issued in this offering.

Except as otherwise indicated, all information contained in this prospectus supplement assumes no exercise of the no exercise of the Warrants offered and sold in this offering.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest, you should carefully consider the risk factors discussed below in this prospectus supplement, the accompanying prospectus and as set forth in our filings with the SEC that are incorporated by reference herein, including those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, which are incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC that are deemed incorporated by reference into this prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. This prospectus supplement, the accompanying prospectus, and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to the Company’s Business
Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.
We have experienced operating losses and expect to continue to incur operating losses as we implement our business plans. We anticipate making significant capital expenditures for the foreseeable future as we expand our business, including the development of new hospital facilities and acquisition of additional IPAs.
In addition to the net proceeds from this offering, we expect to continue to seek other sources of funding, including by offering additional equity, and/or equity-linked securities, through one or more credit facilities and potentially by offering debt securities, to finance a portion of our future expenditures.
The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing not commercially viable or unavailable to us.
If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We may not be able to obtain any such funding or have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our business, financial condition and results of operation could be materially adversely affected.
We may decide to close underperforming hospitals which may result in a temporary decrease in overall revenues.
In the ordinary course of business, we continuously review the individual performance of each of our hospital facilities. We have historically closed underperforming facilities, as disclosed under “Subsequent Events” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in our most recent Quarterly Report on Form 10-Q for the period ended September 30, 2023. At this time, our board has not made any determinations with respect to potential additional hospital facilities closures, however, our commitment to providing high-quality healthcare services demands that we continually assess the performance of our hospitals. In some instances, we may find it necessary to make the difficult decision to close underperforming facilities. This could be due to various factors such as declining patient admissions, increasing operational costs, or changes in healthcare regulations. The closure of any hospital within our portfolio carries inherent risks, including a potential negative impact on our overall revenues. The closure process may involve staff reallocation or severance, and asset dispositions, all of which can be complex and costly. Additionally, the closure of a hospital may temporarily disrupt patient referrals and relationships with healthcare providers in the affected region.
While we believe that such strategic decisions are essential for the long-term sustainability of our organization and the continued provision of high-quality care, there is a risk that the closure of underperforming hospitals could lead to a short-term decrease in our overall revenues. This revenue decline may occur due to the time it takes to execute the closure process as well as potential legal or regulatory challenges associated with hospital closures.
Investors should be aware that the closure of underperforming hospitals is part of our ongoing effort to optimize our operations and improve financial performance. While we intend to carefully plan and execute our closure strategies, there can be no assurance that such strategies will successfully offset the temporary revenue decrease resulting from hospital closures.
It is important for investors to consider this risk factor when assessing our financial performance and prospects. We encourage investors to review our financial disclosures and updates to stay informed about any significant developments related to hospital closures and their potential impact on our business.
Reimbursement for our medical services is subject to change, and the reimbursement that we receive for emergency services could be subject to a significant and sustained decline.
Because we provide emergency medicine services, we do not have extensive relationships with large commercial payors and are generally out-of-network. Although some licensed facilities are in-network with payors, the Company’s general payor contracting/government enrollment strategy is to remain out of network. Since we do not have any contractual arrangements with insurance companies, we cannot predict the timing and amount of the payments we ultimately receive for our services and estimates and assumptions, which are based on historical insurance payment amounts and timing.
In addition, as a result of the NSA becoming effective on January 1, 2022, and the implementation of related regulations, we experienced a significant decline in collections of patient claims for emergency services and have had only limited success at achieving collections at or higher than the established qualifying payment amount, which is the median in-network contracted rate for the same insurance market. Any sustained decline in the collections we receive for our emergency services could have a material adverse effect on our operations and financial performance and may negatively affect the trading value of our Common Stock.
Although we believe that the funds we raise in this offering will allow us to generate sufficient funds from operations, if that is not the case, we may have to raise additional capital which may not be available or may be too costly, which, if we cannot obtain, could keep us from executing our business strategy.
We expect that the funds we raise in this offering will allow us to maintain a positive cash flow. However, if that does not turn out to be the case, our capital requirements could be more than our operating income. We do not have sufficient cash to indefinitely sustain operating losses but believe the funds raised in this offering may help maintain a positive cash flow. Our potential profitability depends on our ability to collaborate with and expand the number of highly qualified physicians and other healthcare professionals and the demand for the services we provide. We may not operate on a profitable basis or believe that cash flow from operations will be enough to pay our operating costs. We anticipate that the funds raised in this offering will be sufficient to fund our planned growth for the year assuming we raise the minimum amount in this offering. Thereafter, if we do not achieve profitability, we will need to raise additional capital to finance our operations. We have no current or proposed financing plans or arrangements other than this offering. We could seek additional financing through debt or equity offerings. Additional financing may not be available to us, or, if available, may be on terms unacceptable or unfavorable to us. If we need and cannot raise additional funds, further development of our business, upgrades in our technology, or opening of additional facilities may be delayed or postponed indefinitely; if this happens, the value of your investment could decline or become worthless.

Recent healthcare regulations, and other changes in the healthcare industry and in healthcare spending may adversely affect our business, financial condition and results of operations.
The impact on us of recent healthcare regulations, related court challenges and uncertainties with respect to the implementation of court mandates related to the reimbursement process, other changes in the healthcare industry and in healthcare spending may adversely affect our business, financial condition and results of operations. Our revenue is dependent on healthcare spending, reimbursement regulations and policy.
On January 1, 2022, the NSA and associated regulations became effective. As a result, during 2022, we experienced a significant decline in collections of patient claims for emergency services and have had only limited success at achieving collections at or higher than the established qualifying payment amount, which is the median in-network contracted rate for the same insurance market. While numerous legal challenges to the reimbursement related regulated regulations have recently resulted in favorable outcomes, we cannot predict whether the rules proposed by HHS on October 27, 2023 will make the federal independent dispute resolution process more favorable to us. Any sustained decline in the reimbursements we receive for our emergency services could have a material adverse effect on our operations and financial performance and may negatively affect the trading value of our Common Stock.
In addition, the Affordable Care Act (“ACA”), which was enacted in 2010, made major changes in how healthcare is delivered and reimbursed, and it increased access to health insurance benefits to the uninsured and underinsured populations of the United States. Since its enactment, there have been judicial, executive and Congressional challenges to certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the Supreme Court’s decision, President Biden issued an executive order initiating a special enrollment period from February 15, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare. It is unclear how other healthcare reform measures enacted by Congress or implemented by the Biden administration or other challenges to the ACA, if any, will impact the ACA or our business.
Other legislative changes have been proposed and adopted since the ACA was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which began in 2013 and will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through December 31, 2021, unless additional Congressional action is taken. In January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. New laws may result in additional reductions in Medicare and other healthcare funding, which may materially adversely affect consumer demand and affordability for our products and services and, accordingly, the results of our financial operations. Additional changes that may affect our business include the expansion of new programs such as Medicare payment for performance initiatives for physicians under the Medicare Access and CHIP Reauthorization Act of 2015, which first affected physician payment in 2019. At this time, it is unclear how the introduction of the Medicare quality payment program will impact overall physician reimbursement.
Such changes in the regulatory environment may also result in changes to our payer mix that may affect our operations and revenue. In addition, certain provisions of the ACA authorize voluntary demonstration projects, which include the development of bundling payments for acute, inpatient hospital services, physician services and post-acute services for episodes of hospital care. Further, the ACA may adversely affect payors by increasing medical costs generally, which could have an effect on the industry and potentially impact our business and revenue as payors seek to offset these increases by reducing costs in other areas.
Uncertainty regarding future amendments to the ACA as well as new legislative proposals to reform healthcare and government insurance programs, along with the trend toward managed healthcare in the United States, could result in reduced demand and prices for our services. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments and other third-party payers will pay for healthcare products and services, which could adversely affect our business, financial condition and results of operations.
Risks Related to This Offering
Resales of our shares of Common Stock in the public market by our shareholders as a result of this offering may cause the market price of our shares of Common Stock to fall.
We are offering 66,666,666 shares of Common Stock under this prospectus supplement. Sales of substantial amounts of our shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.
This offering may cause the trading price of our shares of Common Stock to decrease.
The price per share, together with the number of shares of Common Stock being offered hereby, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.
There is no public market for the Warrants being offered in this offering.
There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.
Holders of our Warrants will have no rights as a common stockholder until they acquire our common stock.
Until holders of our Warrants acquire shares of our Common Stock upon exercise of such Warrants, the holders will have no rights with respect to shares of our Common Stock issuable upon exercise of such Warrants. Upon exercise of the Warrants, holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
The Warrants are speculative in nature.
The Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Warrants may acquire the Common Stock issuable upon exercise of such warrants at an exercise price of $0.15 per share of common stock. Moreover, following this offering, the market value of the Warrants will be uncertain and there can be no assurance that the market value of Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to investors purchasing our securities in this offering or result in downward pressure on the price of our shares of Common Stock. We may sell shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
We currently expect to use the proceeds that we receive from this offering for working capital purposes, the development of additional hospital facilities and IPAs, capital expenditures and general corporate purposes. However, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.
•
our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;

•
changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;

•
uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;

•
we may be adversely affected by other economic, business, and/or competitive factors;

•
the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;

•
we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;

•
possible difficulty managing growth and expanding operations;

•
the continuing impact of the coronavirus pandemic on operations, which may materially and adversely affect our business and financial results;

•
our ability to retain qualified personnel;

•
the effectiveness and efficiency of our marketing efforts;

•
spending changes in the healthcare industry;

•
we, our affiliated professional entities and other physician partners may become subject to medical liability claims;

•
a failure in our information technology systems;

•
security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;

•
any future litigation against us could be costly and time-consuming to defend;

•
failure to adhere to all of the complex government laws and regulations that apply our business could result in fines or penalties, being required to make changes to its operations or experiencing adverse publicity;

•
our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;

•
we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;

•
recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;

•
the transition from volume to value-based reimbursement models may have a material adverse effect on our operations;

•
our ability to regain compliance with the continued listing standard under Nasdaq Listing Rule 5550(a)(2) and remain listed on Nasdaq; and

•
other risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including those under the section entitled “Risk Factors.”

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus supplement and the accompanying prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus supplement are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
You should read this prospectus supplement, the accompanying prospectus and the documents that we reference and incorporate by reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

DILUTION
As of September 30, 2023, we had a historical net tangible book value of $65,345,565, or $0.10 per share of Common Stock, based on 670,711,741 shares of Common Stock outstanding as of such date. Our historical net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.
If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the shares of Common Stock and related Warrants sold in this offering and the as adjusted net tangible book value per shares of Common Stock after this offering.
After giving effect to the sale by us of 66,666,666 shares of Common Stock and accompanying Warrants in this offering at the public offering price of $0.15 per share, and after deducting fees, commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023, would have been approximately $74,645,565, or $0.11 per share. This amount represents an immediate increase in our net tangible book value of $0.01 per share to our existing stockholders and an immediate dilution in our net tangible book value of $0.04 per share to investors in this offering. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash paid by an investor for a share of Common Stock in this offering. The dilution figures exclude the proceeds, if any, from the exercise of any Warrants issued in this offering. The following table illustrates this dilution on a per share basis:
Public offering price per share		$0.15
Historical net tangible book value per share as of September 30, 2023	$0.10
Increase in net tangible book value per share attributable to new investors in this offering	$0.01
As adjusted net tangible book value per share after this offering		$0.11
Dilution in net tangible book value per share to new investors in this offering		$0.04
The discussion and table above assume no exercise of the Warrants. To the extent that the Warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $9 million, after deducting the placement agent fees and estimated offering expenses payable by us. However, because this is a “best efforts” offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agents’ fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. As a result, we may receive significantly less in net proceeds. The combined public offering price per share and Warrant will be fixed for the duration of this offering.
We currently expect to use the proceeds that we receive from this offering for working capital purposes, the development of additional hospital facilities and IPAs, capital expenditures and general corporate purposes. However, we will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus supplement and could use them for purposes other than those contemplated at the time of commencement of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Stock
We are offering shares of our Common Stock in this offering. The material terms and provisions of our Common Stock are described under the caption “Description of our Capital Stock” in the accompanying prospectus beginning on page 8.
DESCRIPTION OF WARRANTS
The following summary of certain terms and provisions of Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part.
Form.   The Warrants will be issued as individual warrant agreements to the investors.
Exercisability.   The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers of Warrants in this offering may also elect prior to the issuance of the Warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.
Duration and Exercise Price.   The exercise price per whole share of our common stock purchasable upon the exercise of the Warrants is $0.15 per share of Common Stock. The Warrants will be immediately exercisable and may be exercised for a period of five years after issuance. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.
Cashless Exercise.   If, at any time after the holder’s purchase of Warrants, such holder exercises its Warrants and a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available (or a prospectus is not available for the resale of shares of Common Stock underlying the Warrants), then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder shall instead receive upon such exercise (either in whole or in part) only the net number of shares of Common Stock determined according to a formula set forth in the Warrants. Notwithstanding anything to the contrary, in the event we do not have or maintain an effective registration statement, there are no circumstances that would require us to make any cash payments or net cash settle the Warrants to the holders.
Transferability.   Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.
Exchange Listing.   We do not plan on applying to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
Fundamental Transactions.   In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In the case of certain fundamental transactions affecting us, a holder of Warrants, upon exercise of such warrants after such fundamental transaction, will have the right to receive, in lieu of shares of our common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the Warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of Warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their Warrants.
Exercise Price Reset Upon Share Dividends and Splits.   If the Company, at any time while the Warrants are outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its shares of common stock of common stock or any other equity securities or common stock equivalents payable in shares of common stock of common stock (not including any common stock issued by the Company upon exercise of the Warrants), (ii) subdivides outstanding shares of common stock into a larger number (“Stock Split”), (iii) combines (including by way of reverse share split) outstanding shares of common stock into a smaller number (“Reverse Stock Split”) or (iv) issues by reclassification of its common stock any share capital of the Company, then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares of common stock, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event, and the number of shares of common stock issuable upon exercise of the Warrants shall be proportionately adjusted such that the aggregate exercise price of the Warrants shall remain unchanged.
In addition, on the tenth trading day following a Stock Spilt or a Reverse Stock Split, the exercise price will be reduced, and only reduced, to the lesser of (i) the then exercise price and (ii) 100% of the average of the volume weighted average prices for the ten Trading Day period immediately following such Stock Split or Reverse Stock Split.
Rights as a Stockholder.   Except as provided in the Common Warrants and by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.
Listing
Our common stock is listed on The Nasdaq Capital Market under the symbol “NUTX.” There is no established public market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Transfer Online. The transfer agent and registrar’s principal business address is 512 SE Salmon Street, Portland, Oregon 97214, and its phone number is (503) 227-2950.

DIVIDEND POLICY
We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.
PLAN OF DISTRIBUTION
Pursuant to a placement agency agreement, dated as of January 22, 2024, we have engaged Maxim Group LLC to act as our exclusive placement agent (“Maxim” or the “placement agent”) in connection with this offering. The placement agent is not purchasing or selling any securities offered by this prospectus supplement, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, but has agreed to use its reasonable “best efforts” to arrange for the sale of the securities offered hereby. We will enter into a securities purchase agreement directly with the investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.
Fees and Expenses
We have agreed to pay to the placement agent a cash fee of 7.0% of the aggregate purchase price of our securities sold in this offering.
We have also agreed to reimburse the placement agent for certain accountable expenses of the placement agent payable by us, in an aggregate amount not to exceed $112,500. The placement agency agreement, provides that in the event this offering is terminated, the placement agent will only be entitled to the reimbursement of accountable expenses actually incurred, in an aggregate amount not to exceed $62,500 (inclusive of any advance to the placement agent at the time of engagement).
We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $300,000, all of which are payable by us.
Tail Fee
If within six months following the closing of the offering, the Company completes any financing of equity, equity-linked or debt or other capital-raising activity with, or receives any proceeds from, any of the investors contacted or introduced by the placement agent in connection with the offering, then the Company shall pay to the placement agent upon the closing of such financing or receipt of such proceeds, 7% of the gross proceeds from such activity.
Right of Participation
For a period of six months following the closing of this offering, we will grant the placement agent the right of participation to act as co-underwriter and book runner, co-placement agent, or co-sales agent with at least 15.0% of the total deal economics for any and all future public or private equity or equity-linked offerings for which we retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six-month period.
Lock-Up Agreements
Subject to certain limited exceptions, we have agreed for a period of 120 days after the closing date not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock or (ii) file any registration statement or amendment or supplement thereto, other than this prospectus supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan and employee stock purchase plan, in each case without prior written consent of the placement agent. We have also agreed not to enter into a variable rate transaction (as defined in the placement agency agreement) for one year after the completion of this offering, subject to certain exceptions.
Each of our officers and directors have agreed, for a period of 120 days after the closing of this offering, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock without the prior written consent of the placement agent.
Indemnification
We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.
Regulation M
The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Determination of Offering Price
The actual offering price of the securities we are offering was negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.
Certain Relationships
The placement agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.
Listing
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “NUTX.” There is no established public market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Transfer Online. The transfer agent and registrar’s principal business address is 512 SE Salmon Street, Portland, Oregon 97214, and its phone number is (503) 227-2950.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nutexhealth.com. Our website is not a part of this prospectus supplement (or the accompanying prospectus) and is not incorporated by reference into this prospectus supplement (or the accompanying prospectus).
This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023, as amended by that certain Form 10-K/A filed with the SEC on April 6, 2023;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 2023, filed with the SEC on May 15, 2023, August 9, 2023, and November 9, 2023, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 4, 2023, March 2, 2023 and April 5, 2023 (with the exception of Item 2.02 and Exhibit 99.1, which are furnished, not filed), April 12, 2023, May 2, 2023, May 15, 2023, May 26, 2023, July 5, 2023, August 23, 2023, September 5, 2023, and November 27, 2023; and.

•
The description of the Common Stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on March 3, 2023.

All reports and other documents that we subsequently file with the SEC (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our Common Stock pursuant to this prospectus supplement and (2) the date we stop offering our Common Stock pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date of filing of such reports and documents. The information contained on our website (https://www.nutexhealth.com) is not incorporated into this prospectus supplement.
You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
Nutex Health Inc.
6030 S. Rice Ave, Suite C,
Houston, Texas 77081
Attn: Investor Relations Department
Phone: (713) 660-0557

LEGAL MATTERS
Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Locke Lord LLP, Houston, Texas. Thompson Hine LLP, New York, New York is acting as counsel to placement agent in connection with this offering.
EXPERTS
The consolidated financial statements of Nutex Health Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Annual Report on Form 10-K of Nutex Health, Inc. for the year ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PROSPECTUS
$300,000,000
Nutex Health Inc.
Common Stock
Senior Debt Securities
Subordinated Debt Securities
Warrants
Rights

From time to time, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes or series and in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate offering price of all securities sold by us under this prospectus may not exceed $300,000,000.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities being offered, and any other information relating to the specific offering will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. See “Plan of Distribution.”
Our Common Stock is listed on the Nasdaq Global Market under the symbol “NUTX”. On April 6, 2023, the closing price of our Common Stock was $1.05. Our principal executive offices are located at 6030 S. Rice Ave, Suite C, Houston, TX 77081.
This prospectus may not be used to offer or sell any of our securities unless accompanied by a prospectus supplement.

Investing in shares of our Common Stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” beginning on pages 30 and 31, respectively, of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data.
This prospectus may not be used to offer and sell securities unless it is accompanied by an additional prospectus or a prospectus supplement.
As used in this prospectus, unless the context otherwise requires, references to the “Nutex Health,” “Company,” “we,” “us” and “our” refer to Nutex Health Inc. and, where appropriate, our subsidiaries.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.
This document contains certain forward-looking statements with respect to our financial condition, results of operations and business, plans, objectives and strategies. These statements may be made directly in this prospectus or may be incorporated by reference to other documents or in any accompanying prospectus supplement. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to:
•
our ability to successfully execute our growth strategy, including identifying and developing successful new geographies, physician partners and patients;

•
changes in applicable laws or regulations, including changes in the laws and regulations related to reimbursements;

•
uncertainties in the amounts, timing and process of reimbursements by third-party payors and individuals;

•
we may be adversely affected by other economic, business, and/or competitive factors;

•
the difficulty in evaluating our future prospects, as well as risks and challenges, due to the new and rapidly evolving business and market;

•
we may need to raise additional capital to fund our existing operations, develop and commercialize new services or expand our operations;

•
possible difficulty managing growth and expanding operations;

•
the continuing impact of the COVID-19 pandemic on operations, which may materially and adversely affect our business and financial results;

•
our ability to retain qualified personnel;

•
the effectiveness and efficiency of our marketing efforts;

•
spending changes in the healthcare industry;

•
we, our affiliated professional entities and other physician partners may become subject to medical liability claims;

•
a failure in our information technology systems;

•
security breaches, loss of data or other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information, expose us to liability and our reputation may be harmed and we could lose sales, clients and members;

•
any future litigation against us could be costly and time-consuming to defend;

•
failure to adhere to all of the complex government laws and regulations that apply our business could result in fines or penalties, being required to make changes to its operations or experiencing adverse publicity;

•
our arrangements with affiliated professional entities and other physician partners may be found to constitute improper rendering of medical services or fee splitting under applicable state laws;

•
we may face inspections, reviews, audits and investigations under federal and state government programs and contracts and adverse findings may have an adverse effect on our business;

•
recent healthcare legislation and other changes in the healthcare industry and in healthcare spending has and may in the future adversely affect our revenues and may cause material adverse effects on our financial results;

•
the transition from volume to value-based reimbursement models may have a material adverse effect on our operations; and

•
other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause our plans, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. We do not assume any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

OUR COMPANY
We are a physician-led, healthcare services and operations company with 20 hospital facilities in eight states (“hospital division”), and a primary care-centric, risk-bearing population health management division. Our hospital division implements and operates innovative health care models, including micro-hospitals, specialty hospitals and hospital outpatient departments. The population health management division owns and operates provider networks such as independent physician associations (“IPAs”) and offers a cloud-based proprietary technology platform to IPAs which aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers.
We employ 1,150 full and part-time employees and partner with over 800 physicians. Our corporate headquarters is based in Houston, Texas. We were incorporated on April 13, 2000 in the state of Delaware.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include: the development and construction of additional hospital facilities, working capital; capital expenditures; office expansion, business development and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Common Stock, debt securities, warrants and rights that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK
The following description of the capital stock of Nutex Health Inc. is based upon the Company’s amended and restated certificate of incorporation, the Company’s second amended and restated bylaws and applicable provisions of law. We have summarized certain portions of the Company’s amended and restated certificate of incorporation and second amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Company’s amended and restated certificate of incorporation and second amended and restated bylaws.
Authorized Capital Stock
The authorized capital stock of the Company consists of 900,000,000 shares of common stock, par value $0.001 per share.
Common Stock
Voting Rights.   Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights.   Holders of shares of our Common Stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights.   Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Common Stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters.   The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock, are fully paid and non-assessable.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Second Amended and Restated Bylaws and Delaware Law
Some provisions of Delaware law, and our amended and restated certificate of incorporation and our second amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), including Section 203. Under these provisions, if anyone becomes an “interested stockholder,” the Company may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203 of the DGCL, “interested stockholder” means, generally, someone owning 15% or more of the Company’s outstanding voting stock or an affiliate of the Company that owned 15% or more of the Company’s outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203 of the DGCL. As such, Section 203 of the DGCL could prohibit or delay mergers or a change in control and may discourage attempts by other companies to acquire the Company.
Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our second amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Stock.
Provisions in our amended and restated certificate of incorporation and second amended and restated bylaws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our second amended and restated bylaws specify the requirements as to form and content of all shareholders notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting.
Forum Selection
Our second amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•
any derivative action or proceeding brought on our behalf;

•
any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;

•
any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our second amended and restated bylaws; or

•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine.

Our second amended and restated bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. The forum selection provision is not, however, intended to be deemed a waiver by any stockholder with respect to our compliance with U.S. federal securities laws, and the application of the forum selection provision may in some instances be limited by applicable law.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our second amended and restated bylaws is inapplicable or unenforceable.
Our Transfer Agent
The transfer agent for our Common Stock is Transfer Online. We have agreed to indemnify Transfer Online in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock for at least six months would be entitled to sell such securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Common Stock then outstanding; or

•
the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

DESCRIPTION OF OUR DEBT SECURITIES
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.
General
The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.
Series of Debt Securities
We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement applicable for that series. Those terms may vary from the terms described here.
Amounts of Issuances
The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.
Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities
The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:
•
the title of the series and whether it is a senior debt security or a subordinated debt security;

•
any limit on the total principal amount of the debt securities of the same series;

•
the stated maturity;

•
the currency or currencies for principal and interest, if not U.S. dollars;

•
the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•
whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•
if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•
if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•
if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•
if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•
if the debt security is also an original issue discount debt security, the yield to maturity;

•
if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•
the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•
the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•
if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•
the assets, if any, that will be pledged as security for the payment of the debt security;

•
the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•
any other terms of the debt security which could be different from those described in this prospectus.

Governing Law
The indentures and the debt securities will be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.
Mergers and Similar Transactions
We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of the foregoing actions unless all the following conditions, among other things, are met:
•
If the successor entity in the transaction is not Nutex Health Inc., the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•
Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nutex Health Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.
The subordinated debt indenture defines “senior debt” as:
•
our indebtedness under or in respect of any credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•
any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness to any of our subsidiaries or affiliates; or (v) any indebtedness incurred in violation of the subordinated debt indenture.
We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•
(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•
in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or

•
we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:
•
deliver all outstanding debt securities of that series to the trustee for cancellation; or

•
all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default
Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
•
we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•
we do not pay interest on any debt security of that series within 30 days after the due date;

•
we fail to comply with our obligations under the merger covenant;

•
we fail to comply for 90 days after notice with the other agreements contained in the indenture, which notice must be sent by the trustee or the holders of at least 30% in principal amount of the relevant series of debt securities;

•
we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur; or

•
if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”
Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 30% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above may result in an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.
Except as otherwise specified in the applicable prospectus supplement, before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:
•
the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•
the holders of at least 30% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 90 days after the above steps have been taken; and

•
during those 90 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default.   Except as otherwise specified in the applicable prospectus supplement, the holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.
Annual Information about Defaults to the Trustee.   We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers
Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
Changes Requiring Each Holder’s Approval.   Except as otherwise specified in the applicable prospectus supplement, we and the trustee may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not, except as otherwise specified in the applicable prospectus supplement:
•
reduce the amount of debt securities whose holders must consent to an amendment;

•
reduce the rate of, or extend the time for payment of, the interest on any debt security;

•
reduce the principal of or change the stated maturity on any debt security;

•
reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

•
permit redemption of a debt security if not previously permitted;

•
change the currency of any payment on a debt security;

•
impair the right of any holder of a debt security to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•
change the amendment provisions which require each holder’s consent or in the waiver provisions; or

•
change the ranking or priority of any debt security that would adversely affect the securityholders.

Changes Not Requiring Approval.   We and the trustee may amend the indentures or the debt securities without notice to or consent of any securityholder:
•
to cure any ambiguity, omission, defect or inconsistency;

•
to provide for the assumption by a successor corporation of the obligations of the Company under the indenture;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for United States federal income tax purposes);

•
to add to the covenants of the Company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company;

•
to make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;

•
to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•
to establish the forms or terms of debt securities;

•
to add additional events of default for the benefit of the holders of the debt securities;

•
to provide for security to secure the debt securities; or

•
to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions.   We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Changes Requiring Majority Approval.   Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:
•
if the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•
if the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.
In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer
If any debt securities cease to be issued in registered global form, they will be issued only in fully registered form, without interest coupons and, unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.
Paying Agents
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the applicable prospectus supplement for each debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship With the Trustee
The prospectus supplement for any debt security will describe any material relationships we may have with the trustee with respect to that debt security.
The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OUR WARRANTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase our Common Stock and/or debt securities in one or more series. Warrants may be offered independently or together with our Common Stock, debt securities and/or rights offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.
We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.
The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplements the terms relating to a series of warrants.
If warrants for the purchase of our Common Stock are offered, the prospectus supplements will describe the following terms, to the extent applicable:
•
the offering price and the aggregate number of warrants offered;

•
the total number of shares that can be purchased if a holder of the warrants exercises them;

•
the date on and after which the holder of the warrants can transfer them separately from the related Common Stock;

•
the number of shares of Common Stock that can be purchased if a holder exercises the warrant and the price at which such Common Stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•
the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•
the date on which the right to exercise the warrants begins and the date on which that right expires;

•
the number of warrants outstanding, if any;

•
a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•
the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•
whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of Common Stock will be in registered form only.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:
•
the offering price and the aggregate number of warrants offered;

•
the currencies in which the warrants are being offered;

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•
the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•
the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•
the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•
the terms of any rights to redeem or call the warrants;

•
the date on which the right to exercise the warrants begins and the date on which such right expires;

•
the number of warrants outstanding, if any;

•
a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•
the terms, if any, on which we may accelerate the date by which the warrants must be exercised;

•
whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by us; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.
A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Common Stock are exercised, holders of the warrants will not have any rights of holders of the underlying Common Stock, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each holder of a warrant is entitled to purchase the number of shares of Common Stock or principal amount of debt securities, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
A holder of warrants may exercise them by following the general procedure outlined below:
•
delivering to us or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•
properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•
delivering the warrant certificate representing the warrants to us or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when we receive or the warrant agent receives, as applicable, payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the Common Stock or debt securities that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.
Amendments and Supplements to the Warrant Agreements
We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.
Warrant Adjustments
Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Common Stock Warrant will be adjusted proportionately if we subdivide or combine our Common Stock.
In addition, unless the prospectus supplements state otherwise, if we, without payment therefor:
•
issue capital stock or other securities convertible into or exchangeable for Common Stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our Common Stock;

•
pay any cash to holders of our Common Stock other than a cash dividend paid out of our current or retained earnings;

•
issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our Common Stock; or

•
issue Common Stock or additional stock or other securities or property to holders of our Common Stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Common Stock warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Common Stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.
Except as stated above, the exercise price and number of securities covered by a Common Stock warrant and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.
Holders of Common Stock warrants may have additional rights under the following circumstances:
•
certain reclassifications, capital reorganizations or changes of the Common Stock;

•
certain share exchanges, mergers, or similar transactions involving us and which result in changes of the Common Stock; or

•
certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our Common Stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Common Stock warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR RIGHTS
This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which consist of rights to purchase our Common Stock and/or debt securities in one or more series. Rights may be offered independently or together with our Common Stock, debt securities and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.
The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:
•
the date for determining the persons entitled to participate in the rights distribution;

•
the price, if any, per right;

•
the exercise price payable for each share of Common Stock or debt security upon the exercise of the rights;

•
the number of rights issued or to be issued to each holder;

•
the number and terms of the shares of Common Stock or debt securities that may be purchased per each right;

•
the extent to which the rights are transferable;

•
any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•
the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•
the number of rights outstanding, if any;

•
a discussion of any material U.S. federal income tax considerations applicable to the rights;

•
the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•
if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act or (v) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•
on or through the facilities of The Nasdaq Global Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker otherwise than on The Nasdaq Global Capital Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority (“FINRA”).
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Locke Lord LLP, Houston, Texas. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Nutex Health Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting incorporated by reference from the Annual Report on Form 10-K of Nutex Health, Inc. for the year ended December 31, 2022 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nutexhealth.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41346) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual report on Form 10-K for the year ended December 31, 2022;

•
Current reports on Form 8-K filed on January 4, 2023, March 2, 2023 and April 5, 2023 (with the exception of Item 2.02 and Exhibit 99.1, which are furnished, not filed); and

•
The description of the Common Stock contained in Exhibit 4.6 to Nutex’s Annual report on Form 10-K for the year ended December 31, 2022 filed on March 3, 2023.

•
A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
Nutex Health Inc.
Attention: Corporate Secretary
6030 S. Rice Ave, Suite C
Houston, Texas 77081
Telephone: (713) 660-0557

66,666,666 Shares of Common Stock
66,666,666 Warrants to Purchase Shares of Common Stock
66,666,666 Shares of Common Stock Underlying the Warrants

PROSPECTUS SUPPLEMENT

Maxim Group LLC

January 22, 2024